    [PROXY ID NUMBER HERE]                                          [BAR CODE HERE]                                                                [CUSIP HERE]

PROXY CARD

SIGN, DATE AND VOTE ON THE REVERSE SIDE

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT NO
MATTER HOW MANY SHARES
YOU OWN.  PLEASE CAST YOUR
PROXY VOTE TODAY!

1. MAIL your signed and voted proxy back in the postage paid envelope provided
2. ONLINE at vote.proxyonline.com using your proxy control number found below
3. By PHONE when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line
4. By PHONE with a live operator when you call toll-free 1-800-820-2416 Monday through Friday 9 a.m. to 10 p.m. Eastern time
SHAREHOLDER’S REGISTRATION PRINTED HERE
***BOXES FOR TYPSETTING PURPOSES ONLY***
THIS BOX AND BOX ABOVE ARE NOT PRINTED ON ACTUAL PROXY
BALLOTS.  THEY IDENTIFY LOCATION OF WINDOWS ON
OUTBOUND 6x9 ENVELOPES.
12345678910
CONTROL NUMBER
AKRE FOCUS FUND
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 28, 2025
The undersigned, revoking prior proxies, hereby appoints Jason Hadler and Craig Benton, and each of them, as attorneys-in-fact and proxies of the undersigned, granted in connection with the voting of the shares subject hereto with full power of substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders of Akre Focus Fund (the “Fund”) to be held at the offices of the Mutual Fund’s administrator, U.S. Bank Global Fund Services, 777 East Wisconsin Avenue, 5th Floor, Milwaukee, Wisconsin
53202, on August 28, 2025, at 12:00 p.m., Central time, or at any adjournment thereof, upon the Proposals described in the Notice of
Meeting and accompanying Proxy Statement, which have been received by the undersigned.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free 1-800-820-2416.  Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.
Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on August 28, 2025.  The proxy statement for this meeting is available at:
vote.proxyonline.com/akre/docs/2025meeting.pdf

    [PROXY ID NUMBER HERE]                                          [BAR CODE HERE]                                                                [CUSIP HERE]
AKRE FOCUS FUND
PROXY CARD
_______________________________________________________________
SIGNATURE (AND TITLE IF APPLICABLE) DATE
_______________________________________________________________
SIGNATURE (IF HELD JOINTLY) DATE
YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE
COUNTED. The signer(s) acknowledges receipt with this Proxy
Statement of the Board of Trustees.  Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side).  If the shares are held jointly, each holder should sign this Proxy.  Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

This proxy is solicited on behalf of the Board of Trustees of Professionally Managed Portfolios (“PMP”) and the Fund,
and the Proposals have been unanimously approved by the Board of Trustees and recommended for approval by shareholders.  When properly executed, this proxy will be voted as indicated or “FOR” the proposals if no choice is indicated.  The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.
THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS.
TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example: ●

	FOR	AGAINST	ABSTAIN
1
To approve an Agreement and Plan of Reorganization, on behalf of the Akre Focus
Fund, and Akre Focus ETF, that provides for: (i) the acquisition of the assets and assumption of the liabilities of the Fund by the ETF in exchange solely for shares of the ETF of equal value (except for fractional shares), (ii) the pro rata distribution of such shares to the shareholders of the Fund, and (iii) the complete liquidation and dissolution of the Fund.
	○	○	○
2	To approve one or more adjournments of the Meeting to a later date to solicit additional proxies. ○	○	○
THANK YOU FOR VOTING